Exhibit 99

Joint Filer Information

Date of Event

Requiring Statement:	May 4, 2018

Issuer Name and Ticker or Trading Symbol:	PermRock Royalty Trust [PRT]

Designated Filer:	Boaz Energy II, LLC

Other Joint Filers:	NGP X US Holdings, L.P.

NGP Boaz Energy II Co-Invest LLC

Addresses:	The principal business address of Boaz Energy II, LLC is 201 West Wall Street, Suite 421, Midland, Texas 79701.

The principal business address of each of NGP X US Holdings, L.P. and NGP Boaz Energy II Co-Invest LLC is 5221 O’Connor Blvd., Suite 1100 Irving, Texas 75039.

Signatures:

Dated: May 7, 2018

Boaz Energy II, LLC

	By:	/s/ Marshall Eves
	Name:	Marshall Eves
	Title:	Chief Executive Officer

NGP X US HOLDINGS, L.P.

	By:	NGP X Holdings GP, L.L.C., its general partner

	By:	/s/ Tony R. Weber
	Name:	Tony R. Weber
	Title:	Authorized Person

NGP BOAZ ENERGY II CO-INVEST LLC

	By:	G.F.W. Energy X, L.P., its managing member
	By:	GFW X, L.L.C., its general partner

	By:	/s/ Tony R. Weber
	Name:	Tony R. Weber
	Title:	Authorized Person